UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
1-3375	South Carolina Electric & Gas Company (a South Carolina corporation)	57-0248695
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately provided by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual registrant is provided by such registrant on its own behalf. South Carolina Electric & Gas Company makes no representation as to information relating to SCANA Corporation or its subsidiaries (other than South Carolina Electric & Gas Company and its consolidated affiliates).

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2017, South Carolina Electric & Gas Company ("SCE&G") and the South Carolina Public Service Authority ("Santee Cooper" and together with SCE&G, the "Owners") executed a Trade Confirmation with Citibank, N.A. (the “Buyer”), subject to the approval of the Owners' respective boards, to sell certain future guaranty settlement payments due from Toshiba Corporation (“Toshiba”). Such guaranty settlement payments were originally established as part of a definitive agreement dated July 27, 2017 (the "Toshiba Settlement") and totaled $2.168 billion (approximately $1.192 billion for SCE&G's 55% share) payable over five years in full satisfaction of its guaranty of obligations of Westinghouse Electric Company, LLC ("WEC") under the Engineering, Procurement, and Construction contract dated May 23, 2008, as amended (the “EPC Contract”) for the new nuclear project at V.C. Summer Nuclear Station.

In connection with the approval of both boards, on September 27, 2017, an Assignment and Purchase Agreement (the "Agreement") was entered into by and among the Owners and the Buyer. Pursuant to the Agreement, all guaranty settlement payments subsequent to the initial payment due October 2, 2017 have been sold. As a result, the Owners have received from the Buyer $1,847,075,400 (approximately $1.016 billion for SCE&G’s 55% share) under the Agreement and expect to receive the initial guaranty settlement payment of $150 million ($82.5 million for SCE&G's 55% share) from Toshiba in October 2017.

In the Agreement, each of the Owners makes certain representations and warranties to the Buyer, including but not limited to representations as to each Owner’s due authority and execution of the Agreement, representations as to the Toshiba settlement and each Owner’s compliance thereunder, representations as to each Owner’s claims under the WEC bankruptcy process (the “Claims”) and representations as to title to the rights sold. Further, each Owner is subject to indemnification obligations (each according to its pro rata share) for the Buyer’s losses arising from misrepresentations or covenant defaults under the Agreement. The Owners have assigned their Claims to the Buyer, and have agreed to use commercially reasonable efforts to cooperate with the Buyer and provide reasonable support necessary for Buyer’s enforcement of those Claims. The Agreement also provides that the Owners will continue to comply with their obligations under the Toshiba Settlement.

Item 7.01    REGULATION FD DISCLOSURE

On September 27, 2017, SCANA Corporation issued the press release attached hereto as Exhibit 99.1.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 99.1    Press release dated September 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries or consolidated affiliates thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

Date: September 27, 2017	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller

EXHIBIT INDEX

Number
99.1         Press Release dated September 27, 2017